UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2007

Date of Report

June 29, 2007

(Date of earliest event reported)

SILVERGRAPH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30951	67-0695367
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer I.D. No.)

11919 Burke Street

Santa Fe Springs, CA  90670-2507
(Address of principal executive offices)

(562) 693-3737
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into Material Definitive Agreement

Convertible Notes

On June 29, 2007, we issued 10% convertible PIK notes in the aggregate principal amount of $75,000 to one accredited investors.  We issued the notes pursuant to a subscription agreement with the investor.  We will use the proceeds of this financing for debt repayment and general working capital purposes.

The outstanding principal and interest on the notes are payable by us on or before August 31, 2009.  The notes will bear interest at a rate of ten percent (10%) per annum.  At the Company’s option, we will pay in kind quarterly all interest due and owing on each note by adding such amounts to the then outstanding principal balance of each note, thereby increasing the outstanding principal balance of each note.  All the payments-in-kind shall accrue interest as though such amounts were original principal indebtedness.

Each holder of a note may convert in whole or in part the outstanding principal plus accrued but unpaid interest into our common stock at a conversion price of $0.10 per share, subject to adjustment.  The notes also require mandatory conversion into shares of our Class A Senior Convertible Preferred Stock at a price of $1.00 per share.  The notes will convert to the Class A Senior Convertible Preferred Stock at such time as the Company files same with the State of Nevada.

The Class A Senior Convertible Preferred Stock is convertible at the holders option into our Common Stock at a price of $0.10 per share.  After two years of issuance, the Company may convert this Class A Senior Convertible Preferred Stock if the price of the Company’s Common Stock is equal to or above two (2) times the Conversion Price for a period of ten (10 consecutive trading days and the Company’s 90 day average trading volume is equal to or above 25,000 shares per day and such shares shall be converted at the Conversion Price.

The Company is in the process of obtaining Shareholder approval for the establishment of a class of Preferred Stock.

 We offered and sold the notes only to an  “accredited investor”, as such term is defined in the Securities Act.  The offer and sale of the notes and warrants, and the conversion and exchange of the notes and warrants, were made in reliance upon an exemption from registration under Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated under the Securities Act.

Item 3.02.  Unregistered Sales of Equity Securities

Please see the discussion under Item 1.01 of this current report on Form 8-K, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

The following exhibits were filed with our Form 8-K Current Event Report dated June 18, 2007 and are hereby incorporated by reference.

Exhibit No.

Title

1

Class A Senior Convertible Preferred Stock Subscription

and Note

2

Preferred Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERGRAPH INTERNATIONAL, INC.

Date: July 9, 2007	By: /s/ James R. Simpson
James R. Simpson Chief Executive Officer

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